UNITED STATES
Securities and Exchange Commission
Washington, D.C. 20549
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CHESAPEAKE ENERGY CORPORATION

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2017 PROXY STATEMENT
SUPPLEMENTAL INFORMATION

CHESAPEAKE ENERGY

What Chesapeake Faced in 2016

OUR CHALLENGES [1]

- Highly levered (more than $20 billion in outstanding debt in 2013) and saddled with significant legacy commitments
- Stock price hit a 17-year low of $1.50
- Preferred stock prices hit new lows of ~7 cents per dollar [2]
- Corporate bond prices hit new lows of ~13 cents per dollar [3]
- Our bonds were yielding ~45%
- Our credit default swaps traded 3.5 times the average high-yield CDS Index
- ~$2.75 billion of debt was due in 2017 – 2019
- Oil trading at ~$26 bbl and gas trading at ~$1.70 mcf
- 53 E&P firms have filed for bankruptcy since January 1, 2015 [4]

(1) Data as of February 2016
(2) 5.75% preferred shares closed at $71.805 per $1,000 face value on February 8
(3) 6.625% Senior Note due 8/15/2020 closed at $132.77 per $1,000 per value on February 11
(4) Haynes and Boone, LLP

CHESAPEAKE ENERGY

Deliberate and Decisive Action by the Compensation Committee to Meet our Challenges

ESTABLISHED STRINGENT COMPENSATION METRICS

ADDRESSED REALITIES OF CURRENT ENVIRONMENT

Consistent with input from our shareholders, the Compensation Committee developed near-term metrics to:

1. **Restore the financial health of the company.**
2. **Drive long-term value for our shareholders.**

Compensation Committee established:

- Stringent payout gates for 2016 Annual Incentive Plan (AIP)
- New AIP performance goals
- Significantly more restrictive capital expenditure goals while maintaining production goals near 2015 levels

CHESAPEAKE ENERGY

2016 PAYOUT GATES ADDRESSED IMMEDIATE FINANCIAL HEALTH OF COMPANY

All three gates had to be achieved before any AIP payment would be made to executives

Performance Gates		Performance Achieved
1	Adjusted asset sales at or above $800 million	$2.36 billion
2	Debt reduction/refinancing at or above $1.5 billion	$2.12 billion
3	Renegotiate and amend revolving credit agreement	The revolving credit agreement was renegotiated and amended

CHESAPEAKE ENERGY

NEW AIP LIQUIDITY GOALS

DESIGNED TO IMPROVE LIQUIDITY AND DRIVE LONG-TERM VALUE FOR SHAREHOLDERS

- **Liquidity goals added to:**
  - Strengthen our balance sheet
  - Generate improved shareholder return
- **Introduced significantly more restrictive capital expenditure goals**
  - "Doing more with less"
  - Established CapEx goal more than 50% lower than 2015 levels while maintaining production goal near 2015 levels, thereby making both goals significantly more difficult to achieve

The Results

MANAGEMENT DELIVERED TOP-LEVEL PERFORMANCE IN 2016

By every measure, Chesapeake's 2016 compensation program is aligned with company performance and shareholder return

> One-year TSR ranking #2 in 12-company peer group

> Industry-leading performance in key metrics

2016 Performance Highlights

$2.12B
Achievement of debt reduction/refinancing objective

$368M
Reduction in GP&T expenses

$1.29B
Reduction in preferred stock obligations

$2.36B
Adjusted asset sales

50%
Reduced cash cost per boe of energy equivalent since 2012

0.38
Total Recordable Incident Rate

46%
Reduction in reportable spills

2016 Total Shareholder Return



150
120
90
60
30
0
percent
56%
ECA
Chesapeake
MUR
APA
DVN
APC
EOG
MRO
HES
NBL
COP
OXY

CHESAPEAKE ENERGY

GREATLY IMPROVED COST OF CAPITAL



50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
1 Restored liquidity
2 Refinanced maturities
3 Reduced total leverage
Credit default swaps trading at ~1.3 times high-yield CDS Index in May 2017 vs. ~3.5 times in February 2016
Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17
TOTAL WA-YTM

Source: Bloomberg

(1) The composite yield represents the weighted-average yield by outstanding principal for nine different bonds with maturities ranging from 2017 to 2023

CHESAPEAKE ENERGY

REDUCED DEBT AND PUSHED BACK MATURITIES

$11.7 billion
Principal balance at 9/30/2015 [1]

$9.1 billion
Principal balance at 3/31/2017

$2.6 billion debt reduction over 18 months



$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
millions
$2,213
$15
$1,015
$55
$1,500
$380
$2,196
$854
$1,700
$2,320
$1,500
$2,870
$1,100
$338
$1,000
$1,250
2017
2018
2019
2020
2021
2022
2023
2025
2026
9/30/2015 (1)
3/31/2017 (1)

(1) Based on EUR:USD exchange rate of €1.1177 to $1.0 as of 9/30/15
(2) Recognizes earliest investor put option as maturity for the 2.75% 2035, 2.50% 2037 and 2.25% 2038 Contingent Convertible Senior Notes

CHESAPEAKE ENERGY

MAINTAINED PRODUCTION

DESPITE SIGNIFICANT CAPEX REDUCTIONS AND $2.36B IN ASSET SALES



Production with Divestiture Adjustments (1)
800
700
600
500
400
300
200
100
0
mboe/d
Mid-Continent divestitures close
Partial quarter impact of Barnett Shale exit
Full impact of Barnett and Devonian and planned Haynesville divestitures
3Q'16
4Q'16
1Q'17
Total Production
Divested Liquids Volume
Divested Gas Volume

(1) 3Q'16 divestiture production impact of 8,200 bo/d, 102mmcf/d and 5,900 bbl/d of NGL. 4Q'16 projected divestiture production impact of 8,300 bo/d, 310 mmcf/d and 7,200 bbl/d of NGL. 1Q'17 projected divestiture production impact of 8,500 bo/d, 495 mmcf/d and 8,100 bbl/d of NGL.

CHESAPEAKE OPERATING PERFORMANCE

RELENTLESS FOCUS ON COST MANAGEMENT



2016 Production Expense (1)
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$/boe
CHK
A
B
C
D
E
F
G
H
I
J
K

$2.50 – $2.70/boe

2017 production expense guidance
~15% improvement YOY

$3.05/boe

2016 production expense

(1) Production expense defined as the total of lease operating expenses, ad valorem taxes and other production expenses.
Peer Group includes: APC, APA, COP, DVN, ECA, EOG, HES, MRO, MUR, NBL and OXY

CHESAPEAKE ENERGY

BEST IN PEER GROUP CAPITAL EFFICIENCY

RELENTLESS FOCUS ON CAPITAL DEPLOYED



2016 Proved F&D Costs (1)
6 mcf to 1 boe
$/boe
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
CHK
A
B
C
D
E
F
G
H
I
J
K
~$2.35/boe



2016 Proved F&D Costs (1)
15 mcf to 1 boe
$/boe
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
CHK
A
B
C
D
E
F
G
H
I
J
K
~$3.40/boe

Operational leadership and technical capabilities provide peer-leading cost management

(1) Source: 2016 10-K filings. Proved reserve F&D costs defined as the sum of the development and exploration costs divided by proved reserves added by extensions, additions and discoveries. Peer Group includes: APC, APA, COP, DVN, ECA, EOG, HES, MRO, MUR, NBL and OXY

BOTTOM LINE

Chesapeake delivered superior shareholder returns in 2016



Named Peer Companies
ISS Peer Companies
Index Funds(1)
percent
150
120
90
60
30
0
56%
ECA
Chesapeake
MUR
APA
DVN
APC
EOG
MRO
HES
NBL
COP
OXY
OAS
LPI
SM
SWN
FANG
EGN
RRC
QEP
PDCE
KOS
WLL
NFX
AR
GPOR
GICS 1010
S&P 500

(1) Source: Compustat. As of last day of company FY end month: 12/31/2016

CHESAPEAKE ENERGY

APPENDIX

Q&A with Merrill A. ("Pete") Miller, Jr., Compensation Committee Chairman

2016 Redesign to Incentivize "Doing More with Less"



In light of the challenging commodity price environment and concerns about debt and liquidity, did the Board and Compensation Committee reach out to shareholders?

Yes. The Board and Compensation Committee oversaw a year-round shareholder engagement program. We reached out on an ongoing basis to Chesapeake's top 50 shareholders, representing 61% of shares outstanding. In particular, we heard shareholder views about Chesapeake's liquidity concerns, business strategy and compensation plans and incentives, all in light of the historically low commodity price environment.

In response to feedback from shareholders, the Compensation Committee oversaw the redesign of Chesapeake's executive compensation plans. What were the key changes?

The Compensation Committee responded to shareholders' views, particularly about our debt load, liquidity and related compensation issues facing Chesapeake, by implementing dramatic changes to our 2016 executive bonus plan. We restructured the bonus plan to incentivize financial discipline and liquidity in all aspects of our business, with the goal of increasing operational flexibility through significantly lower, value-driven spending.

Liquidity Payout Gates. First, we instituted three "liquidity payout gates," in which no payout would be made unless all three of the following were achieved at the threshold level, with each contributing transaction subject to Board review and approval:

- Adjusted asset sales
- Debt reduction/refinancing
- Amendment to our revolving credit agreement

New Liquidity Performance Goals. Second, we added three new performance goals (two of which were also liquidity payout gates) to drive liquidity, strengthen our balance sheet and generate improved shareholder returns:

- Adjusted asset sales
- Debt reduction/refinancing
- Savings from renegotiation of restrictive GP&T agreements

Restrictive Goals — "Do More with Less." Third, we asked management to "do more with less" by imposing highly rigorous restrictions on capital expenditures (over 50% lower than 2015 levels) as the primary operating performance driver toward enhanced liquidity, while maintaining production goals near 2015 levels. As a result, both goals became much more difficult to achieve. We also eliminated the "proved reserves" performance metric and made the "reportable spills" goal even more difficult than the prior year.

Do you think that the changes to executive compensation incentives worked?

Yes, I do. Chesapeake's one-year total shareholder return (TSR) was 56%, a #2 ranking in our peer group of 12 exploration and production companies. We believe that the changes to our executive compensation program incentivized our performance.

Among other things, in 2016 we successfully refinanced substantially all of our near-term maturities, reduced preferred stock obligations and created operating efficiencies by dramatically reducing production and GP&T expenses, both in absolute and on a per barrel of oil equivalent basis. Renegotiation of GP&T agreements alone reduced our net long-term expected commitments by approximately $2.9 billion. Despite gloomy predictions from certain analysts at the beginning of the year, our management team responded. However, we are not resting on our laurels, as we have more work to do in 2017 and beyond.

Did aggregate executive compensation increase or decrease year over year, and why is it so important that we retain our current management team?

It decreased, as we again asked management to "do more with less." Aggregate executive compensation decreased by approximately $6 million in 2016, in part because the number of executive officers decreased from eight to six. Although the

Summary Compensation table (page 72 of the proxy statement) only includes our top five most highly compensated executives for 2014, 2015 and 2016, it is important to note that our total executive compensation declined. Despite the limitations on executive officer staffing, our management team was even more productive in 2016, as evidenced by the sheer number of transactions that were successfully negotiated and implemented. The Board believes it is essential that we retain our current executive team in order to continue the progress we have made. Despite overwhelming obstacles, our management team has done more with less, and we believe that their performance should be rewarded.

What types of transactions did Chesapeake enter in 2016 that aligned with its compensation incentives?

To execute on our long-term corporate strategy, management negotiated an unprecedented number of transactions in 2016, including an amendment to our credit facility, asset sales, tender offers, common stock for debt and preferred stock exchanges, open market repurchases of debt, debt and convertible debt offerings, and renegotiation or termination of GP&T agreements, which previously contained excessive rates and/or onerous minimum volume commitments that were dragging down our cash flow. Each of these transactions contributed to our goals of enhancing liquidity, strengthening our balance sheet and generating improved shareholder returns.

What was the Board's role in reviewing and approving these transactions?

The Board reviewed each transaction in an effort to promote only those transactions that the Board believed to be accretive to shareholder value. Among other things, the Board approved and established price thresholds for material asset sales, debt reduction/refinancing transactions, tender offers, open market repurchases, securities offerings and other transactions. The Board also approved the amendment to our credit agreement and reviewed each amendment to our GP&T agreements.

Sincerely,



Merrill A. ("Pete") Miller, Jr.
Compensation Committee Chairman